Exhibit 107
Calculation of Filing Fee Tables

FORM TO-I
(Form Type)

Barings Private Credit Corporation
(Name of Issuer)

Barings Private Credit Corporation
(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	$108,819,999.81	(1)	0.0001531	$16,660.35	(2)
Fees Previously Paid	$0.0			$0.0
Total Transaction Valuation	$108,819,999.81	(1)
Total Fees Due for Filing				$16,660.35	(2)
Total Fees Previously Paid				$0.0
Total Fee Offsets				$13,151.60	(3)
Net Fee Due				$3,508.75	(2)(3)

(1) Calculated as the aggregate maximum purchase price for shares of common stock, par value $0.001 per share (“Shares”), of Barings Private Credit Corporation (the “Company”), based upon the net asset value per Share as of April 30, 2025 of $20.73. This amount is based upon the offer to purchase up to 5,249,397 Shares.

(2) Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Filing Fee Rate Advisory for Fiscal Year 2025.

(3) An aggregate fee of $5,961.94 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on December 1, 2022 (the “December 2022 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2022 Schedule TO-I filed on January 4, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the $5,961.94 filing fee paid in connection with the December 2022 Schedule TO-I was used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on March 1, 2024 (the “March 2024 Schedule TO-I”). More specifically, $3,999.65 from the filing fee paid in connection with the December 2022 Schedule TO-I was used to offset the final transaction fee due from the March 2024 Schedule TO-I filing, and $1,962.29 from the December 2022 Schedule TO-I filing fee remained available to offset future filings. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,962.29 filing fee paid in connection with the December 2022 Schedule TO-I filing fee was also used to offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on June 3, 2024 (the “June 2024 Schedule TO-I”). More specifically, $514.53 from the filing fee paid in connection with the December 2022 Schedule TO-I was used to offset the final transaction fee due from the June 2024 Schedule TO-I filing, and $1,447.76 from the filing fee paid in connection with the December 2022 Schedule TO-I remained available to offset future filings. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,447.76 from the December 2022 Schedule TO-I was used to partially offset the filing fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on September 3, 2024 (the “September 2024 Schedule TO-I”).

An aggregate fee of $6,013.25 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on March 1, 2023 (the “March 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the March 2023 Schedule TO-I filed on April 25, 2023 was $1.10, as $10,014.45 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $6,012.15 filing fee paid in connection with the March 2023 Schedule TO-I was used to offset the remaining filing fee due in connection with September 2024 Schedule TO-I. More specifically, $688.91 from the filing fee paid in connection with the March 2023 Schedule TO-I was used to offset the final transaction fee due from the September 2024 Schedule TO-I filing, and the remaining $5,323.24 from the March 2023 Schedule TO-I remained available to offset future filings. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $5,323.24 filing fee paid in connection with the March 2023 Schedule TO-I was also used to offset the final transaction fee due in connection with the filing of the Schedule TO-I by the Company (File No. 005-92837) on March 3, 2025 (the “March 2025 Schedule TO-I”). More specifically, $176.31 from the filing fee paid in connection with the March 2023 Schedule TO-I was used to offset the final transaction fee due from the March 2025 Schedule TO-I filing, and $5,146.93 from the filing fee paid in connection with the March 2023 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $6,164.87 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on June 1, 2023 (the “June 2023 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the June 2023 Schedule TO-I filed on July 5, 2023 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $6,164.87 filing fee paid in connection with the June 2023 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $2,735.15 was paid with the filing of the Schedule TO-I by the Company (File No. 005-92837) on December 2, 2024 (the “December 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on January 2, 2025 was $895.35, as $5,848,131.37 (excluding any early repurchase deduction) of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $1,839.80 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-I	005-92837	March 1, 2023		$5,146.93
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		March 1, 2023		$5,146.93
Fee Offset Claims		SC TO-I	005-92837	June 1, 2023		$6,164.87
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		June 1, 2023		$6,164.87
Fee Offset Claims		SC TO-I	005-92837	December 2, 2024		$1,839.80
Fee Offset Sources	Barings Private Credit Corporation	SC TO-I	005-92837		December 2, 2024		$1,839.80